EXHIBIT 99.1

News Release

Ashland signs definitive agreement to sell nutraceuticals business to Turnspire Capital Partners

WILMINGTON, Del., May 7, 2024 -- Ashland Inc. (NYSE: ASH) announced today that it has signed a definitive agreement to sell its nutraceuticals business to Turnspire Capital Partners LLC (“Turnspire”). The transaction is expected to close in the calendar third quarter 2024, subject to the satisfaction of customary closing conditions.

Ashland's nutraceuticals business supplies a broad portfolio of active ingredients and formulation aids to nutritional product companies, as well as custom formulation and contract manufacturing capabilities for the nutrition market, from four production facilities in New Jersey and Utah in the United States, and Tamaulipas, Mexico.

“The nutraceuticals business has a strong portfolio of proprietary ingredients, formulation and manufacturing capabilities, and a dedicated team that has demonstrated a passion to grow over the years,” said Guillermo Novo, chair and chief executive officer, Ashland. “I want to thank the employees for their dedication and commitment to Ashland and to our customers.”

Citi is acting as financial advisor to Ashland. Cravath, Swaine & Moore LLP is acting as legal advisor to Ashland.

Update Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” should,” “plans” and “intends” and the negative of these words or other comparable terminology. In addition, Ashland may from time to time make forward-looking statements in its annual report to shareholders, quarterly reports and other filings with the Securities and Exchange Commission (SEC), news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance, financial condition, operating cash flow and liquidity, as well as the economy and other future events or circumstances. These statements include, but may not be limited to, statements about the sale of the nutraceuticals business, including the expected timing for closing of the sale, and Ashland’s strategy and objectives for its remaining portfolio. Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements, including any delay in the satisfaction of customary closing conditions for the sale of the nutraceuticals business. Factors that will influence the impact on our business and operations include, without limitation, risks and uncertainties affecting Ashland that are described in its most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this news release whether because of new information, future events or otherwise. Information on Ashland’s website is not incorporated into or a part of this news release.

FOR FURTHER INFORMATION:

About Ashland

Ashland Inc. (NYSE: ASH) is a global additives and specialty ingredients company with a conscious and proactive mindset for environment, social and governance (ESG). The company serves customers in a wide range of consumer and industrial markets, including architectural coatings, construction, energy, food and beverage, nutraceuticals, personal care and pharmaceutical. Approximately 3,800 passionate, tenacious solvers – from renowned scientists and research chemists to talented engineers and plant operators – thrive on developing practical, innovative and elegant solutions to complex problems for customers in more than 100 countries. Visit ashland.com and ashland.com/ESG to learn more.

™ Trademark, Ashland or its subsidiaries, registered in various countries.

FOR FURTHER INFORMATION:

Investor Relations:	Media Relations:
William Whitaker	Carolmarie C. Brown
+1 (614) 790-2095	+1 (302) 995-3158
wcwhitaker@ashland.com	ccbrown@ashland.com

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" [[6347725]]" "" [[6347725]]